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Exhibit (a)(1)(g)

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Discounted Stock Options,
Section 409A &
Family Dollar Stores
Tender Offer

CONFIDENTIAL

Meeting Objectives

  •
  Clarify which stock options are adversely impacted by Section 409A of the IRS Tax Code.

  •
  Explain Family Dollar's solution, or "fix," for those options.

  •
  Explain the benefit of participating in the "fix."

  •
  Explain what happens if an employee does not participate.

CONFIDENTIAL

Why are we here today?

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  Some unexercised Family Dollar stock options are subject to negative tax implications based on Section 409A of IRS Tax Code. We refer to these as "409A options."

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  409A options were included in a portion of the numerous grants of Family Dollar stock options during the period from fiscal 1995 to fiscal 2006.

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  Family Dollar has a solution that will allow eligible option holders to avoid adverse personal tax consequences for these 409A options.

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  Participation in the solution requires an affirmative election by holders of 409A options.

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  Employees are not required to participate.

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  Employees that do not participate will likely have adverse income tax consequences for which each individual employee will be solely responsible.

CONFIDENTIAL

How did employees get options subject to 409A tax treatment?

  •
  Pursuant to current accounting rules, Family Dollar was required to use different grant measurement dates for financial reporting purposes which resulted in discounted options.

  •
  Discounted options defined:

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  The stock price on the revised measurement date was determined to be higher than the stock price on the original grant date and the options are deemed discounted for accounting purposes.

CONFIDENTIAL

Family Dollar's Solution: Tender Offer

  •
  Family Dollar is committed to providing a solution to fix the discounted options.

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  What is the solution?

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  Amend options to adjusted price on the revised measurement date, AND

  •
  Provide a cash payment to reimburse employees the difference between the original option price and the adjusted price.

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  Only the options impacted by 409A require the "fix" and are eligible for the cash payment.

  •
  Employee consent to the offer permits Family Dollar to implement the solution for employees holding eligible options.

CONFIDENTIAL

Which options are affected?

  •
  Options subject to 409A meet all of the following criteria:

  •
  Options are granted at a price below stock's fair market value on grant date; AND

  •
  Options are from numerous grants during the period from fiscal 1995 to fiscal 2006; AND

  •
  Only options that are unvested as of December 31, 2004 and are currently outstanding are subject to 409A.

  •
  Options granted as part of the annual merit review in 2003 with an exercise price of $40.75 are not included in this tender offer.

CONFIDENTIAL

Family Dollar's Solution: Tender Offer

(1)
Amend unexercised 409A options to increase the option price

•
New option price will equal the fair market value on the measurement date for financial reporting purposes.

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All other terms will remain the same (including number of shares, vesting schedule and expiration date).

AND

(2)
Cash payment

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Equal to the difference between the original exercise price and the amended exercise price multiplied by the number of 409A options.

•
Cash payment, less applicable withholding taxes, to be made on the first payroll date following January 1, 2008. (Timing is in accordance with guidelines under Section 409A.)

Only the eligible portion of a 409A option grant may be amended through the tender offer:

  •
  Options must have been unvested as of December 31, 2004.

  •
  Options must be outstanding as of the expiration of the tender offer.

CONFIDENTIAL

The Family Dollar Solution

        The examples below illustrate the difference between accepting and declining the tender offer.

Assumptions:
Shares Underlying Options Subject to IRS 409A Treatment	1,000
Original Exercise Price	$30.00
Adjusted Exercise Price	$32.00
Market Price at Exercise	$35.00

        In both examples below, it is assumed that all 409A options are exercised at the market price of $35.00 in 2007.

Example 1: Accept Tender Offer

	Options	Net Value	Gain Before Taxes
Re-Priced Value (Net Value = Market Price—Adjusted Price)	1,000	$3.00	$3,000
Cash Payment for Lost Value (Net Value = Adjusted Price—Original Price)		$2.00	$2,000

Total Return (Before Income Tax)			$5,000

Example 2: Decline Tender Offer

	Options	Net Value	Gain Before Taxes
Unadjusted Gain (Net Value = Market Price—Original Price)	1,000	$5.00	$5,000
Federal Excise Tax 20%(a)			$(1,000)

Total Return (Before Income Tax)			$4,000	(b)

(a)
Employees should consult their own advisors for any potential additional penalties under their state's laws.

(b)
Total Return (Before Income Tax) will be further reduced by federal and applicable state interest penalties that may also apply.

CONFIDENTIAL

Who is Eligible for the Tender Offer?

  •
  Must be an employee as of the expiration date of the Tender Offer (December 18, 2007, unless extended) and subject to federal income tax in the United States.

Who is not Eligible for the Tender Offer?

  •
  Officers of the Company.

  •
  Former employees.

CONFIDENTIAL

What Do Employees do to Participate in the Solution?

  •
  Employees must complete the Family Dollar Election Form.

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  Completed Election Form needs to be sent to Lauren Merritt at Family Dollar's main office in Charlotte, North Carolina.

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  Election Form will also serve as the Amended Option Agreement. No additional documents will be required from employees accepting the tender offer.

  •
  Delivery must be via e-mail, fax or hand delivery.

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  ELECTION FORMS SENT VIA INTEROFFICE MAIL, OVERNIGHT DELIVERY SERVICES OR THE U.S. POSTAL MAIL WILL NOT BE ACCEPTED.

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  Employee Election Form must be received by 11:59 p.m., North Carolina Time, on December 18, 2007.

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  Election Forms received after 11:59 p.m., North Carolina Time, will not be accepted.

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  E-mail confirmation will be issued to the employee as soon as possible.

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  For any particular grant date, employees cannot elect to tender just a portion of 409A options. Employees must tender all of them.

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  Participation in this tender offer is completely voluntary.

CONFIDENTIAL

Tender Offer Documents & Personalized Election Form

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  Employees have received an e-mail that includes:

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  Personalized Addendum describing their eligible options as of November 16, 2007

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  Hyperlinks to:

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  Offer to Amend Certain Options

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  Election Form

  •
  Withdrawal Form

  •
  Additional Information—Schedule TO (filed with the SEC)

CONFIDENTIAL

What happens if an employee doesn't participate?

  •
  Employee will not receive the benefits of Family Dollar's solution:

  •
  No amended option price

  •
  No cash payment in 2008

  •
  Employee will be responsible for the tax implications:

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  Potential federal income taxation prior to exercise

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  20% additional federal tax

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  Potential federal interest penalties

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  Potential parallel state income tax and interest

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  There will be no reimbursement for 409A taxes and interest.

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  If an employee doesn't amend and doesn't exercise his or her 409A options, such employee may be taxed each year until the exercise or expiration of the discounted options.

  •
  This solution is a one-time offer to prevent future adverse tax consequences.

CONFIDENTIAL

Tender Offer Timeline

  •
  Tender Offer Begins: November 16, 2007.

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  Tender Offer Expires: December 18, 2007.

  •
  Election Forms must be sent to Lauren Merritt at Family Dollar's main office.

  •
  All elections MUST be received by 11:59 p.m., North Carolina Time, on December 18, 2007.

  •
  Delivery must be via e-mail, fax or hand delivery.

  •
  Late submissions will not be accepted.

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  Only way to participate in the Tender Offer:

  •
  Submit Election Form (form was e-mailed to employee).

  •
  E-mail confirmation will be issued to employee as soon as possible.

  •
  Participation in this Tender Offer is completely voluntary.

CONFIDENTIAL

What if employee has questions?

  •
  Questions on this presentation should be directed to Lauren Merritt at (704) 847-6961 Extension 2145 or via e-mail at lmerritt@familydollar.com.

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  Questions on your personalized Addendum or the Election or Withdrawal forms/process should be directed to Lauren Merritt at (704) 847-6961 Extension 2145 or via e-mail at lmerritt@familydollar.com.

CONFIDENTIAL

Tax Advice

  •
  Taxation of stock option transactions can be very complicated.

  •
  Family Dollar policy prohibits any employee from providing personal income tax advice to any other employee.

  •
  This presentation is general and employees should consult with their personal tax advisor for advice relevant to their specific situation.

CONFIDENTIAL

Important Information

THIS PRESENTATION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO PURCHASE OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO AMEND ARE MADE ONLY PURSUANT TO AN OFFER TO AMEND AND RELATED MATERIALS THAT FAMILY DOLLAR FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") ON NOVEMBER 16, 2007 AS PART OF THE OFFER TO AMEND. OPTION HOLDERS WHO ARE ELIGIBLE TO PARTICIPATE IN THE TENDER OFFER SHOULD READ THE OFFER TO AMEND AND THE RELATED MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER. OPTION HOLDERS MAY OBTAIN A COPY OF THE OFFER TO AMEND AND THE RELATED MATERIALS FREE OF CHARGE FROM THE SEC'S WEBSITE AT WWW.SEC.GOV OR FROM FAMILY DOLLAR.

CONFIDENTIAL

Circular 230 Disclaimer Notice

  •
  Any tax advice included in this presentation was not intended or written to be used, and cannot be used by the taxpayer, for the purpose of avoiding any penalties that may be imposed by any governmental taxing authority or agency;

  •
  This tax advice was written to support the promotion of the matter addressed by the presentation; and

  •
  The taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

QuickLinks

  Exhibit (a)(1)(g)
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Discounted Stock Options, Section 409A & Family Dollar Stores Tender Offer